UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020 (October 19, 2020)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 19, 2020, Mr. Junfeng Xu resigned from his position as a member of the Board of Directors (the “Board”) of Sino-Global Shipping America, Ltd. (the “Company”) and consequently from his position as a member of the Audit Committee, Compensation Committee and the Nominating/Corporate Governance Committee (Chair). Mr. Junfeng Xu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On October 22, 2020, the Nominating/Corporate Governance Committee of the Board nominated and the Board appointed, Xiaohuan Huang as a Class I director, Chairperson of the Nominating/Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee, to hold office, effective October 23, 2020 until the Company’s annual meeting of the shareholders in 2021, and a successor has been duly elected and qualified or until her earlier resignation, removal from office, death or incapacity.

Ms. Xiaohuan Huang, 37 years old, is presently Vice President of SOS Information Technology New York, Inc. Prior to that, Ms. Huang had been Vice President for China Commercial Credit, Inc. from November 2016 to July 2020, President of Shenzhen Yi Le Gou Mobile Internet Co., Ltd since February 2014 and a Consultant till present, Vice President of Shenzhen Hang Lu Technology Co., Ltd from March 2009 to February 2014 and Channel Manager from August 2007 to March 2009. Ms. Huang holds a Bachelor’s degree in Business Management from Hunan Normal University.

The Board has determined Ms. Xiaohuan Huang is deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

Ms. Huang has (i) no arrangements or understandings with any other person pursuant to which she was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Huang has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K (this “Report”), Ms. Huang holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Ms. Huang is to receive an annual compensation of $20,000 from the Company, will be eligible to participate in the Company’s stock incentive plans, as adopted from time to time, and to be compensated at the same level of other independent directors’ of the Company. A copy of the offer letter by and between the Company and Ms. Huang is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Offer Letter between Sino-Global Shipping America, Ltd. and Xiaohuan Huang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: October 23, 2020	By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	Chief Executive Officer

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